Exhibit 10.1

                                AMENDMENT NO. 11
             TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 11 (this "Agreement") is entered into as of June 4, 2010, by and among BEST ENERGY SERVICES, INC (f/k/a HYBROOK RESOURCES CORP.), a corporation organized under the laws of the State of Nevada ("Best"), BOB BEEMAN DRILLING COMPANY, a corporation organized under the laws of the State of Utah ("BBD") and BEST WELL SERVICE, INC., a corporation organized under the laws of the State of Kansas ("BWS") (Best, BBD and BWS, each a "Borrower", and collectively "Borrowers"), the financial institutions party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                                   BACKGROUND

Borrowers, Lenders and Agent are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of February 14, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers have requested that Agent and Lenders amend certain provisions of the Loan Agreement as hereafter provided, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretfore or hereafter made to or for the account of Borrowers by Agent or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.

2. Reservation of Rights: Borrowers acknowledge that the Events of Default set forth on Schedule I hereto (collectively, the "Existing Defaults") have occurred and are continuing under the Loan Agreement.

     (a) As a result of the Existing Defaults, Agent has the immediate right to exercise its rights and remedies under the Loan Agreement, the Other Documents or at law.

     (b) To the extent Agent makes any additional Advances after the date hereof, such Advances shall not constitute either a waiver of, nor agreement to forbear by Agent with respect to the Existing Defaults or any future violation or Event of Default under the Loan Agreement or the Other Documents, including, without limitation, the Existing Defaults. No such additional Advances by Agent shall, directly or indirectly, in any way whatsoever, impair, prejudice or otherwise adversely effect Agent's right at any time and from time to time to exercise any right, privilege or remedy in connection with the Loan Agreement or related documents or amend or alter the provisions of the Loan Agreement or the Other Documents or constitute a course of dealing or other basis for altering any Obligation of Borrowers or any other Person or any right, privilege or remedy of Agent under the Loan Agreement or the Other Documents.

     (c) Although Agent is not presently taking any immediate action with respect to the Existing Defaults except as set forth above, Agent hereby reserves all its rights and remedies under the Loan Agreement, the Other Documents and applicable law, and its election not to exercise any such right or remedy at the present time shall not (a) preclude Agent from ceasing at any time to make Advances, (b) limit in any manner whatsoever Borrowers' obligation to comply with, and Agent's right to insist on Borrowers' compliance with, each and every term of the Loan Agreement and the Other Documents or (c) constitute a waiver of any Event of Default or any right or remedy available to Agent under the Loan Agreement, the Other Documents or applicable law, and Agent hereby expressly reserves its rights with respect to the same.

     (d) No failure or delay on the part of Agent in exercising any right or remedy under the Loan Agreement and no course of dealing between Borrowers and Agent shall operate as a waiver of any such right or remedy nor shall any single or partial exercise of any right or remedy under the Loan Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under the Loan Agreement. Agent expressly reserves all of its rights and remedies under the Loan Agreement.

3. Amendments to Loan Agreement. Subject to the satisfaction of Section 4 below, and effective as of June 1, 2010, Section 2.4 of the Loan Agreement is hereby amended by amending and restating the third sentence thereof to read in its entirety as set forth below:

"The Term Loan shall be, with respect to principal, payable monthly commencing on May 1, 2009, and on the first day of each month thereafter, as follows: (a) $97,500 per month, from the Amendment No. 1 Effective Date through December 31, 2009, (b) $125,000 per month, from January 1, 2010 through December 31, 2010 (provided, however, that the Term Loan payment with respect to the months of May, 2010 and June, 2010 shall be in the amount of $50,000 payable on May 3, 2010 and June 1, 2010, respectively), and (c) $150,000 per month thereafter, with the balance payable upon expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement."

4. Conditions of Effectiveness. This Agreement shall become effective when Agent shall have received:

     (a) four (4) copies of this Agreement executed by the Required Lenders and each Borrower;

     (b) the common stock purchase warrant for 500,000 shares of common stock of Best at an exercise price of $0.10 per share required to be delivered pursuant to Section 5(c) of that certain Waiver and Amendment No. 10 to Revolving Credit Term Loan and Security Agreement dated May 7, 2010; and

     (c) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.
     5. Representations, Warranties and Covenants. Each Borrower hereby represents, warrants and covenants as follows:

     (a) This Agreement and the Loan Agreement constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

     (b) Upon the effectiveness of this Agreement, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended or waived hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

     (c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action, and does not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Borrower.

     (d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Agreement (other than the Existing Defaults).

     (e) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

6.     Effect  on  the  Loan  Agreement.

     (a) Upon the effectiveness of this Agreement, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Agreement shall constitute an "Other Document" for all purposes under the Loan Agreement.

     (b) Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Release. The Borrowers hereby acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against Agent or any Lender (or any of Agent's or any Lender's Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrowers under the Loan Agreement and the Other Documents. Notwithstanding the foregoing, Agent and each Lender wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent's or such Lender's rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (each a "Releasor" and collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a "Released Party" and collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Agreement, the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent's or any Lender's agreements contained therein, or the possession, use, operation or control of any of the assets of agreements contained therein, or the possession, use, operation or control of any of the assets of the Borrowers, or the making of any advance, or the management of such advance or the Collateral.

     8. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

9. Cost and Expenses. Borrowers hereby agree to pay the Agent, on demand, all costs and reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder.

10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.




                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                              PNC BANK, NATIONAL ASSOCIATION,
                              as Lender and as Agent


                              By: /s/ A. Roger Craig
                              Name: A. Roger Craig
                              Title: Vice President


                              BEST ENERGY SERVICES, INC.


                              By: /s/ Mark G. Harrington
                              Name: Mark G. Harrington
                              Title: Chairman


                              BOB BEEMAN DRILLING COMPANY


                              By: /s/ Mark G. Harrington
                              Name: Mark G. Harrington
                              Title: CEO


                              BEST WELL SERVICE, INC.


                              By: /s/ Mark G. Harrington
                              Name: Mark G. Harrington
                              Title:  President





                      [Signature Page to Amendment No. 11]

                                   SCHEDULE I

                               Existing Defaults

     1. An Event of Default as a result of the Borrowers' failure to pay certain taxes as required pursuant to Section 4.13 of the Loan Agreement.

2. An Event of Default as a result of the Borrowers' failure to deliver to Agent the common stock purchase warrant for 500,000 shares of common stock of Best at an exercise price of $0.10 per share as required pursuant to Section
5(c) of that certain Waiver and Amendment No. 10 to Revolving Credit Term Loan and Security Agreement dated May 7, 2010.